Exhibit 99.1

FOR ISSUANCE	More information:
James Hart, 203.956.8746(O) 203.339.2578(M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE QUARTER

ENDED SEPTEMBER 30, 2011

ACHIEVES REVENUE GROWTH IN ALL SEGMENTS AND GEOGRAPHIES

ADJUSTED LTM EBITDA AT $335.5 MILLION

STAMFORD, Conn., October 27, 2011 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in the designing, marketing and servicing of comprehensive customer engagement and loyalty solutions that enhance and extend the relationship of millions of consumers with many of the largest and most respected companies in the world, announced today the financial results for the three month period ended September 30, 2011 (“third quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Affinion Holdings”).

“Given the uncertainties that have been affecting the global economy these past few months, we are pleased to have delivered, for the first time in nearly three years, quarter-over-quarter revenue growth across all of our key product categories and geographies,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “Thus far in 2011, we have invested nearly $50 million more in marketing and commissions as compared to 2010, which has driven a strong top line and, as expected, also reduced the rate of growth in Adjusted EBITDA over the first three quarters of the year.”

“Over the balance of the year, we continue to expect significant growth in our fourth quarter Adjusted EBITDA as compared to 2010,” continued Lipman. “However, delays in the launching of new programs with our European financial institution partners, particularly in package services, will cause our International EBITDA contribution to be less than we had expected at the beginning of the year. Nevertheless, because of strength across the rest of the business, we still expect to achieve our $365 to $385 million guidance, albeit at the lower end of the range.”

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations. On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a global online marketing services company. Webloyalty’s business results are now being reported as part of the Company’s Membership and International product segments, as appropriate. Readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including the impact of purchase accounting related to the Webloyalty transaction.

Results Highlights

Third Quarter Net Revenues

•	Net revenues for the third quarter of 2011 were $394.7 million as compared to $346.5 million for the third quarter of 2010, reflecting an increase of 13.9%.

•	Revenue grew in both North American and International products, as well as in all product segments, as compared to the third quarter of 2010.

Third Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) was $88.9 million as compared to $84.0 million for the third quarter of 2010.

•

Segment EBITDA was $67.5 million as compared to $77.2 million for the third quarter of 2010, a decrease of $9.7 million, or 12.6%, as $24.9 million in higher marketing and commission expense more than offset the contribution from Webloyalty.

•

As compared to Adjusted EBITDA, 2011 Segment EBITDA reflects the inclusion of, among other items, $3.9 million of costs associated with the closure of a Webloyalty facility and other integration costs related to acquisitions, $2.4 million of stock compensation expense, and $1.8 million of foreign exchange losses on intercompany borrowings.

Segment Commentary

North America:

Membership products revenue increased $25.6 million, from $171.7 million to $197.3 million, or 14.9%, as compared to the third quarter of 2010. Net Membership revenues increased primarily due to $21.5 million in revenue contributed from the Webloyalty and Prospectiv acquisitions. Membership Segment EBITDA decreased $10.0 million, from $34.7 million to $24.7 million, or 28.8%, as compared to the third quarter of 2010, as $5.6 million from the contribution of Webloyalty was more than offset by higher marketing and commission expense, as well as higher operating costs primarily related to increased subscribers in our identity theft protection programs.

Insurance and Package products revenue was essentially flat as compared to the third quarter of 2010 at $87.2 million, as higher average revenue per insured and a lower cost of insurance were largely offset by lower package revenue. Insurance and Package Segment EBITDA increased $3.3 million in the third quarter, from $24.6 million to $27.9 million, or 13.4%, primarily due to lower marketing and commission expense.

Loyalty products revenue increased $4.7 million, from $30.1 million to $34.8 million, or 15.6%, as compared to the third quarter of 2010, due to the launch of new programs with both new and existing clients. Loyalty Segment EBITDA increased $0.9 million in the third quarter, from $10.0 million to $10.9 million, or 9.0%, as the revenue generated from the new programs was only partially offset by the associated product and servicing costs.

International:

International revenue increased $17.8 million, from $58.5 million to $76.3 million, or 30.4%, as compared to the third quarter of 2010 as $15.3 million in revenue contributed from Webloyalty and a $3.8 million favorable impact from foreign exchange more than offset lower revenues associated with a change in deal structure with a key client from retail to wholesale. International Segment EBITDA increased $1.8 million, from $7.8 million to $9.6 million, or 23.1%, as higher marketing and commissions were more than offset by the contributions from Webloyalty.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at September 30, 2011, see the note in Table 2.

At September 30, 2011, Affinion had $471.8 million outstanding under the senior notes (net of discounts), $1,110.0 million outstanding under its term loan facility, and $353.4 million outstanding under the senior subordinated notes (net of discounts).

As of September 30, 2011, there were no outstanding borrowings against the Company’s revolving credit facility, and $158.3 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.7 million in letters of credit.

At September 30, 2011, the Company had $65.5 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At September 30, 2011, Affinion Holdings had $321.2 million outstanding under the senior notes (net of discounts) due in 2015, in addition to Affinion’s debt instruments, and $104.4 million of unrestricted cash on hand.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended September 30, 2011 at 9:30 am (EDT) on Thursday, October 27, 2011. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 19317922. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) October 31, 2011 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 19317922.

Important Notes

The transaction with Webloyalty has resulted in certain adjustments related to purchase accounting, which affected the revenue and Segment EBITDA contributed from Webloyalty. For example, because Webloyalty’s deferred revenues were reduced as a result of purchase accounting, the net revenues recognized by the Company are less than they otherwise would have been. While the effect of these purchase accounting adjustments on the Company’s aggregate third quarter results was insignificant, in the nine-month period ended September 30, 2011, net revenues and Segment EBITDA were decreased by $12.7 million and $10.6 million, respectively.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2011 to the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2010.

About Affinion Group

As a global leader with almost 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,550 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,250 employees and markets in 17 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2011 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Registration Statement on Form S-4, which was declared effective by the SEC on July 26, 2011, and Affinion Holdings’ most recent Registration Statement on Form S-4, which was declared effective by the SEC on July 26, 2011. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Global Average Subscribers, excluding Basic Insureds	48,837	42,944	48,407	43,163
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$28.97	$28.84	$28.64	$28.89
Global Membership Subscribers (2)
Average Global Retail Subscribers (3)	11,318	10,107	11,377	10,338
Annualized Net Revenue Per Global Average Subscriber (1)	$79.80	$74.02	$79.61	$73.58
Global Package Subscribers and Wholesale (4)
Average Global Package Subscribers and Wholesale (3)	33,250	28,458	32,720	28,402
Annualized Net Revenue Per Global Average Package Subscriber (1)	$7.13	$7.79	$6.64	$7.67
Global Insureds
Average Supplemental Insureds (3)	4,269	4,379	4,310	4,423
Annualized Net Revenue Per Supplemental Insured (1)	$64.32	$61.36	$61.08	$60.72
Global Average Subscribers, including Basic Insureds	71,190	65,411	70,779	65,862

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Global Membership Subscribers is comprised of the former “Global Membership Products: Average Retail Members including wholesale formerly retail and other” as well as “Affinion International: Other Retail Membership” line items presented in our prior press releases.

(3)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

(4)

Global Package Subscribers and Wholesale is comprised of the former “Affinion North America: Package”, “Affinion North America: Membership Products Wholesale (excluding the portion for service formerly retail and other)” and “Affinion International: Package” line items presented in our prior press releases.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$65.5	$121.1
Restricted cash	32.5	35.3
Receivables (net of allowances for doubtful accounts of $1.6 and $1.2, respectively)	158.7	119.3
Receivables from related parties	1.4	6.1
Profit-sharing receivables from insurance carriers	93.3	75.0
Prepaid commissions	54.0	58.0
Income taxes receivable	2.7	2.8
Other current assets	68.0	65.9

Total current assets	476.1	483.5
Property and equipment, net	127.3	113.4
Contract rights and list fees, net	23.5	25.9
Goodwill	628.0	402.7
Other intangibles, net	397.6	410.6
Other non-current assets	71.6	79.1

Total assets	$1,724.1	$1,515.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	434.9	367.3
Payables to related parties	34.4	17.3
Deferred revenue	159.3	163.9
Income taxes payable	4.6	2.8

Total current liabilities	645.1	560.4
Long-term debt	1,925.2	1,685.2
Deferred income taxes	66.2	54.2
Deferred revenue	17.6	21.0
Other long-term liabilities	69.1	59.3

Total liabilities	2,723.2	2,380.1

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	139.6	172.1
Accumulated deficit	(1,148.9)	(1,047.8)
Accumulated other comprehensive income	9.4	9.5

Total Affinion Group, Inc. deficit	(999.9)	(866.2)
Non-controlling interest in subsidiary	0.8	1.3

Total deficit	(999.1)	(864.9)

Total liabilities and deficit	$1,724.1	$1,515.2

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2010. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $200.0 million to Affinion Holdings, with the balance to be used for working capital and other corporate purposes and to fund future strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net revenues	$394.7	$346.5	$1,148.7	$1,030.2

Expenses:
Cost of revenues, exclusive of depreciation and amortizationshown separately below:
Marketing and commissions	168.7	143.8	472.5	423.6
Operating costs	116.0	92.5	333.2	275.7
General and administrative	39.6	33.0	137.0	106.6
Facility exit costs	2.9	—	4.2	8.0
Depreciation and amortization	60.4	50.1	183.3	147.2

Total expenses	387.6	319.4	1,130.2	961.1

Income from operations	7.1	27.1	18.5	69.1
Interest income	0.1	3.9	0.9	11.1
Interest expense	(36.5)	(42.5)	(111.2)	(122.0)
Loss on extinguishment of debt	—	—	—	(7.4)
Other income (expense), net	0.1	0.1	—	(1.8)

Loss before income taxes and non-controlling interest	(29.2)	(11.4)	(91.8)	(51.0)
Income tax expense	(3.9)	(1.6)	(8.6)	(9.0)

Net loss	(33.1)	(13.0)	(100.4)	(60.0)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)	(0.7)	(0.8)

Net loss attributable to Affinion Group, Inc.	$(33.3)	$(13.3)	$(101.1)	$(60.8)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In millions)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010
Operating Activities
Net loss	$(100.4)	$(60.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	183.3	147.2
Amortization of debt discount and financing costs	6.2	8.1
Unrealized (gain) loss on interest rate swaps	(4.3)	7.3
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	7.4
Facility exit costs	4.2	8.0
Share-based compensation	8.5	6.4
Interest accretion on held-to-maturity debt securities	—	(6.0)
Deferred income taxes	3.8	4.3
Payment received for assumption of loyalty points program liability	4.8	6.5
Net change in assets and liabilities:
Restricted cash	2.1	(3.5)
Receivables	(31.5)	9.4
Receivables from related parties	0.4	(3.9)
Profit-sharing receivables from insurance carriers	(18.2)	(21.1)
Prepaid commissions	4.1	3.3
Other current assets	12.6	(12.6)
Contract rights and list fees	(2.7)	0.3
Other non-current assets	8.1	0.5
Accounts payable and accrued expenses	4.1	71.1
Payables to related parties	(6.8)	(4.8)
Deferred revenue	(10.0)	(35.1)
Income taxes receivable and payable	5.5	(1.8)
Other long-term liabilities	(7.9)	(3.2)
Other, net	—	2.1

Net cash provided by operating activities	65.9	131.8

Investing Activities
Capital expenditures	(39.0)	(29.4)
Restricted cash	1.1	(1.0)
Acquisition-related payments, net of cash acquired	(32.9)	(168.1)
Cash acquired in Webloyalty acquisition	26.1	—
Other investing activity	0.2	(1.0)

Net cash used in investing activities	(44.5)	(199.5)

Financing Activities
Proceeds from new borrowings	250.0	875.0
Principal payments on borrowings	(8.8)	(653.2)
Financing costs	(5.8)	(27.0)
Repurchase of employee equity award of a subsidiary	(3.5)	—
Return of capital to parent company	(323.2)	(4.5)
Receivables from and payables to parent company	15.3	—
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(77.1)	189.3

Effect of changes in exchange rates on cash and cash equivalents	0.1	(2.5)

Net increase (decrease) in cash and cash equivalents	(55.6)	119.1
Cash and cash equivalents, beginning of period	121.1	69.8

Cash and cash equivalents, end of period	$65.5	$188.9

Supplemental Disclosure of Cash Flow Information:
Interest payments	$91.9	$73.2

Income tax payments, net of refunds	$2.9	$6.3

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2011	September 30, 2010	Increase (Decrease)	September 30, 2011	September 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$197.3	$171.7	$25.6	$24.7	$34.7	$(10.0)
Insurance and package products	87.2	87.1	0.1	27.9	24.6	3.3
Loyalty products	34.8	30.1	4.7	10.9	10.0	0.9
Eliminations	(0.9)	(0.9)	—	—	—	—

Total North America	318.4	288.0	30.4	63.5	69.3	(5.8)
Affinion International
International products	76.3	58.5	17.8	9.6	7.8	1.8

Total products	394.7	346.5	48.2	73.1	77.1	(4.0)
Corporate	—	—	—	(5.6)	0.1	(5.7)

Total	$394.7	$346.5	$48.2	67.5	77.2	(9.7)

Depreciation and amortization				(60.4)	(50.1)	(10.3)

Income from operations				$7.1	$27.1	$(20.0)

	Net revenues			Segment EBITDA (1)
	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2011	September 30, 2010	Increase (Decrease)	September 30, 2011	September 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$575.5	$517.5	$58.0	$91.0	$104.6	$(13.6)
Insurance and package products	260.1	264.0	(3.9)	82.1	78.4	3.7
Loyalty products	102.3	71.0	31.3	32.0	22.1	9.9
Eliminations	(2.6)	(2.6)	—	—	—	—

Total North America	935.3	849.9	85.4	205.1	205.1	—
Affinion International
International products	213.4	180.3	33.1	23.3	21.1	2.2

Total products	1,148.7	1,030.2	118.5	228.4	226.2	2.2
Corporate	—	—	—	(26.6)	(9.9)	(16.7)

Total	$1,148.7	$1,030.2	$118.5	201.8	216.3	(14.5)

Depreciation and amortization				(183.3)	(147.2)	(36.1)

Income from operations				$18.5	$69.1	$(50.6)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table “6” for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011(a)	2011	2010	2011	2010
Net cash provided by operating activities	$55.9	$37.5	$54.2	$65.9	$131.8
Interest expense, net	145.8	36.4	38.6	110.3	110.9
Income tax expense	12.4	3.9	1.6	8.6	9.0
Amortization of favorable and unfavorable contracts	1.4	0.3	0.6	0.9	1.7
Amortization of debt discount and financing costs	(8.7)	(2.1)	(2.8)	(6.2)	(8.1)
Unrealized gain (loss) on interest rate swaps	8.7	3.6	(1.3)	4.3	(7.3)
Deferred income taxes	(6.5)	(2.4)	1.5	(3.8)	(4.3)
Interest accretion on held-to-maturity debt securities	—	—	2.0	—	6.0
Payment received for assumption of loyalty points program liability	(4.8)	(4.3)	(3.8)	(4.8)	(6.5)
Changes in assets and liabilities	50.3	(0.2)	(11.1)	39.3	(2.4)
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	42.5	3.0	4.1	22.5	8.5
Other, net (c)	38.5	13.2	0.4	32.2	12.9

Adjusted EBITDA, excluding Webloyalty and Prospectiv (d) (e)	335.5	$88.9	$84.0	$269.2	$252.2

Effect of the Webloyalty and Prospectiv acquisitions (f)	16.3

Adjusted EBITDA, including Webloyalty and Prospectiv (g)	$351.8

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for the nine months ended September 30, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv Direct, Inc. (“Prospectiv”), an online performance marketer and operator of one of the leading daily deal websites in the United States, that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on October 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on October 1, 2010.
(g)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on October 1, 2010.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011(a)	2011	2010	2011	2010
Net loss attributable to Affinion Group, Inc.	$(182.9)	$(33.3)	$(13.3)	$(101.1)	$(60.8)
Interest expense, net	145.8	36.4	38.6	110.3	110.9
Income tax expense	12.4	3.9	1.6	8.6	9.0
Non-controlling interest	0.9	0.2	0.3	0.7	0.8
Other (income) expense, net	—	(0.1)	(0.1)	—	1.8
Loss on extinguishment of debt	29.6	—	—	—	7.4
Depreciation and amortization	231.3	60.4	50.1	183.3	147.2
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (b)	8.0	(0.7)	(1.4)	9.3	(4.6)
Certain legal costs (c)	24.3	3.2	4.7	7.4	9.9
Net cost savings (d)	10.2	0.5	0.8	5.8	3.2
Other, net (e)	55.9	18.4	2.7	44.9	27.4

Adjusted EBITDA, excluding Webloyalty and Prospectiv (f) (g)	335.5	$88.9	$84.0	$269.2	$252.2

Effect of the Webloyalty and Prospectiv acquisitions (h)	16.3

Adjusted EBITDA, including Webloyalty and Prospectiv (i)	$351.8

Interest coverage ratio (j)	2.15
Consolidated leverage ratio (k)	5.42
Fixed charge coverage ratio (l)	2.32

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for the nine months ended September 30, 2011.

(b)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net cost savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of: (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on October 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on October 1, 2010.
(i)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on October 1, 2010.

(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at September 30, 2011.

(k)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.25 to 1.0 at September 30, 2011.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA ( as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to our Segment EBITDA

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011(a)	2011	2010	2011	2010
Net loss attributable to Affinion Group, Inc.	$(182.9)	$(33.3)	$(13.3)	$(101.1)	$(60.8)
Interest expense, net	145.8	36.4	38.6	110.3	110.9
Income tax expense	12.4	3.9	1.6	8.6	9.0
Non-controlling interest	0.9	0.2	0.3	0.7	0.8
Other (income) expense, net	—	(0.1)	(0.1)	—	1.8
Loss on extinguishment of debt	29.6	—	—	—	7.4
Depreciation and amortization	231.3	60.4	50.1	183.3	147.2

Segment EBITDA	$237.1	$67.5	$77.2	$201.8	$216.3

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for the nine months ended September 30, 2011.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$104.4	$164.2
Restricted cash	32.5	35.3
Receivables (net of allowances for doubtful accounts of $1.6 and $1.2, respectively)	158.7	119.3
Receivables from related parties	1.4	6.1
Profit-sharing receivables from insurance carriers	93.3	75.0
Prepaid commissions	54.0	58.0
Income taxes receivable	2.7	2.8
Other current assets	68.0	66.1

Total current assets	515.0	526.8
Property and equipment, net	127.3	113.4
Contract rights and list fees, net	23.5	25.9
Goodwill	628.0	402.7
Other intangibles, net	397.6	410.6
Other non-current assets	77.7	85.5

Total assets	$1,769.1	$1,564.9

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.9	$9.1
Accounts payable and accrued expenses	451.1	379.9
Payables to related parties	1.5	2.7
Deferred revenue	159.3	163.9
Income taxes payable	4.6	2.8

Total current liabilities	628.4	558.4
Long-term debt	2,246.4	2,005.7
Deferred income taxes	66.2	54.2
Deferred revenue	17.6	21.0
Mandatorily redeemable preferred stock	—	39.8
Other long-term liabilities	69.1	59.3

Total liabilities	3,027.7	2,738.4

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 and 350,000,000 shares authorized, 85,041,205 and 59,908,103 shares issued and 84,826,350 and 59,696,488 shares outstanding	0.9	0.6
Additional paid-in capital	124.6	56.3
Warrants	1.7	16.7
Accumulated deficit	(1,394.9)	(1,256.8)
Accumulated other comprehensive income	9.4	9.5
Treasury stock, at cost, 214,855 and 211,615 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,259.4)	(1,174.8)
Non-controlling interest in subsidiary	0.8	1.3

Total deficit	(1,258.6)	(1,173.5)

Total liabilities and deficit	$1,769.1	$1,564.91

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Net revenues	$394.7	$346.5	$1,148.7	$1,030.2

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	168.7	143.8	472.5	423.6
Operating costs	116.0	92.5	333.2	275.7
General and administrative	39.7	33.0	137.3	106.8
Facility exit costs	2.9	—	4.2	8.0
Depreciation and amortization	60.4	50.1	183.3	147.2

Total expenses	387.7	319.4	1,130.5	961.3

Income from operations	7.0	27.1	18.2	68.9
Interest income	0.1	0.2	1.0	0.4
Interest expense	(46.5)	(50.5)	(141.6)	(145.5)
Loss on redemption of preferred stock	—	—	(6.5)	—
Loss on extinguishment of debt	—	—	—	(7.4)
Other income (expense), net	0.2	0.1	0.1	(1.8)

Loss before income taxes and non-controlling interest	(39.2)	(23.1)	(128.8)	(85.4)
Income tax expense	(3.9)	(1.6)	(8.6)	(9.0)

Net loss	(43.1)	(24.7)	(137.4)	(94.4)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)	(0.7)	(0.8)

Net loss attributable to Affinion Group Holdings, Inc.	$(43.3)	$(25.0)	$(138.1)	$(95.2)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(In millions)

	For the Nine Months Ended
	September 30, 2011	September 30, 2010
Operating Activities
Net loss	$(137.4)	$(94.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	183.3	147.2
Amortization of debt discount and financing costs	7.9	9.6
Preferred stock dividend and accretion	0.4	3.4
Loss on redemption of preferred stock	6.5	—
Unrealized (gain) loss on interest rate swaps	(4.3)	2.9
Unrealized foreign currency transaction loss	—	1.9
Loss on extinguishment of debt	—	7.4
Facility exit costs	4.2	8.0
Share-based compensation	8.5	6.4
Deferred income taxes	3.8	4.3
Payment received for assumption of loyalty points program liability	4.8	6.5
Net change in assets and liabilities:
Restricted cash	2.1	(3.5)
Receivables	(31.5)	9.4
Receivables from related parties	0.4	0.9
Profit-sharing receivables from insurance carriers	(18.2)	(21.1)
Prepaid commissions	4.1	3.3
Other current assets	12.9	(13.0)
Contract rights and list fees	(2.7)	0.3
Other non-current assets	8.1	0.5
Accounts payable and accrued expenses	3.5	87.1
Payables to related parties	(1.2)	(1.5)
Deferred revenue	(10.0)	(35.1)
Income taxes receivable and payable	5.5	(1.8)
Other long-term liabilities	(7.9)	(3.2)
Other, net	—	2.1

Net cash provided by operating activities	42.8	127.6

Investing Activities
Capital expenditures	(39.0)	(29.4)
Restricted cash	1.1	(1.0)
Acquisition-related payments, net of cash acquired	(32.9)	(168.1)
Cash acquired in Webloyalty acquisition	26.1	—
Other investing activity	0.2	(1.0)

Net cash used in investing activities	(44.5)	(199.5)

Financing Activities
Proceeds from new borrowings	250.0	875.0
Principal payments on borrowings	(8.8)	(653.2)
Return of capital	(241.6)	—
Financing costs	(6.6)	(27.0)
Redemption of preferred stock	(46.6)	—
Purchase of treasury stock	—	(0.3)
Repurchase of employee equity award of a subsidiary	(3.5)	—
Distribution to non-controlling interest of a subsidiary	(1.1)	(1.0)

Net cash provided by (used in) financing activities	(58.2)	193.5

Effect of changes in exchange rates on cash and cash equivalents	0.1	(2.5)

Net increase (decrease) in cash and cash equivalents	(59.8)	119.1
Cash and cash equivalents, beginning of period	164.2	69.8

Cash and cash equivalents, end of period	$104.4	$188.9

Supplemental Disclosure of Cash Flow Information:
Interest payments	$114.9	$77.8

Income tax payments, net of refunds	$2.9	$6.3

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2011	September 30, 2010	Increase (Decrease)	September 30, 2011	September 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$197.3	$171.7	$25.6	$24.7	$34.7	$(10.0)
Insurance and package products	87.2	87.1	0.1	27.9	24.6	3.3
Loyalty products	34.8	30.1	4.7	10.9	10.0	0.9
Eliminations	(0.9)	(0.9)	—	—	—	—

Total North America	318.4	288.0	30.4	63.5	69.3	(5.8)
Affinion International
International products	76.3	58.5	17.8	9.6	7.8	1.8

Total products	394.7	346.5	48.2	73.1	77.1	(4.0)
Corporate	—	—	—	(5.7)	0.1	(5.8)

Total	$394.7	$346.5	$48.2	67.4	77.2	(9.8)

Depreciation and amortization				(60.4)	(50.1)	(10.3)

Income from operations				$7.0	$27.1	$(20.1)

	Net revenues			Segment EBITDA (1)
	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2011	September 30, 2010	Increase (Decrease)	September 30, 2011	September 30, 2010	Increase (Decrease)
Affinion North America
Membership products	$575.5	$517.5	$58.0	$91.0	$104.6	$(13.6)
Insurance and package products	260.1	264.0	(3.9)	82.1	78.4	3.7
Loyalty products	102.3	71.0	31.3	32.0	22.1	9.9
Eliminations	(2.6)	(2.6)	—	—	—	—

Total North America	935.3	849.9	85.4	205.1	205.1	—
Affinion International
International products	213.4	180.3	33.1	23.3	21.1	2.2

Total products	1,148.7	1,030.2	118.5	228.4	226.2	2.2
Corporate	—	—	—	(26.9)	(10.1)	(16.8)

Total	$1,148.7	$1,030.2	$118.5	201.5	216.1	(14.6)

Depreciation and amortization				(183.3)	(147.2)	(36.1)

Income from operations				$18.2	$68.9	$(50.7)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011 (a)	2011	2010	2011	2010
Net cash provided by operating activities	$(6.3)	$37.0	$53.8	$42.8	$127.6
Interest expense, net	187.3	46.4	50.3	140.6	145.1
Income tax expense	12.4	3.9	1.6	8.6	9.0
Amortization of favorable and unfavorable contracts	1.4	0.3	0.6	0.9	1.7
Amortization of debt discount and financing costs	(11.0)	(2.7)	(3.4)	(7.9)	(9.6)
Preferred stock dividend and accretion	(1.6)	—	(1.2)	(0.4)	(3.4)
Unrealized gain (loss) on interest rate swaps	4.3	3.6	(0.6)	4.3	(2.9)
Deferred income taxes	(6.5)	(2.4)	1.5	(3.8)	(4.3)
Payment received for assumption of loyalty points program liability	(4.8)	(4.3)	(3.8)	(4.8)	(6.5)
Payment of in-kind interest upon redemption of debt securities	12.8	—	—	—	—
Changes in assets and liabilities	66.1	(9.7)	(19.3)	34.0	(26.1)
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	42.5	3.0	4.1	22.5	8.5
Other, net (c)	38.7	13.8	0.4	32.2	13.0

Adjusted EBITDA, excluding Webloyalty and Prospectiv (d) (e)	335.3	$88.9	$84.0	$269.0	$252.1

Effect of the Webloyalty and Prospectiv acquisitions (f)	16.3

Adjusted EBITDA, including Webloyalty and Prospectiv (g)	$351.6

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for the nine months ended September 30, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as a alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on October 1, 2010 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on October 1, 2010.
(g)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on October 1, 2010.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to Affinion Holdings’ Adjusted EBITDA.

TABLE 11 - cont’d

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011 (a)	2011	2010	2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(234.0)	$(43.3)	$(25.0)	$(138.1)	$(95.2)
Interest expense, net	187.3	46.4	50.3	140.6	145.1
Income tax expense	12.4	3.9	1.6	8.6	9.0
Non-controlling interest	0.9	0.2	0.3	0.7	0.8
Other (income) expense, net	—	(0.2)	(0.1)	(0.1)	1.8
Loss on redemption of preferred stock	6.5	—	—	6.5	—
Loss on extinguishment of debt	32.3	—	—	—	7.4
Depreciation and amortization	231.3	60.4	50.1	183.3	147.2
Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains (b)	8.0	(0.7)	(1.4)	9.3	(4.6)
Certain legal costs (c)	24.3	3.2	4.7	7.4	9.9
Net cost savings (d)	10.2	0.5	0.8	5.8	3.2
Other, net (e)	56.1	18.5	2.7	45.0	27.5

Adjusted EBITDA, excluding Webloyalty and Prospectiv (f) (g)	335.3	$88.9	$84.0	$269.0	$252.1

Effect of the Webloyalty and Prospectiv acquisitions (h)	16.3

Adjusted EBITDA, including Webloyalty and Prospectiv (i)	$351.6

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for the nine months ended September 30, 2011.

(b)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net cost savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Webloyalty and Prospectiv, does not give pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011. However, we do make such accretive pro forma adjustment for Webloyalty and Prospectiv as if such acquisitions had occurred on October 1, 2010 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)	Gives effect to the completion of the Webloyalty and Prospectiv acquisitions as if they had occurred on October 1, 2010.
(i)

Adjusted EBITDA, including Webloyalty and Prospectiv, gives pro forma effect to our acquisition of (i) Webloyalty that was completed in the first quarter of 2011 and (ii) Prospectiv that was completed in the third quarter of 2011 as if such acquisitions had occurred on October 1, 2010.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended September 30, 2011 and the three and nine months ended September 30, 2011 and 2010 to Affinion Holdings’ Segment EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011 (a)	2011	2010	2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(234.0)	$(43.3)	$(25.0)	$(138.1)	$(95.2)
Interest expense, net	187.3	46.4	50.3	140.6	145.1
Income tax expense	12.4	3.9	1.6	8.6	9.0
Non-controlling interest	0.9	0.2	0.3	0.7	0.8
Loss on redemption of preferred stock	6.5	—	—	6.5	—
Other (income) expense, net	—	(0.2)	(0.1)	(0.1)	1.8
Loss (gain) on extinguishment of debt	32.3	—	—	—	7.4
Depreciation and amortization	231.3	60.4	50.1	183.3	147.2

Segment EBITDA	$236.7	$67.4	$77.2	$201.5	$216.1

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the nine months ended September 30, 2010, plus consolidated financial data for nine months ended September 30, 2011.